Registration No. 33-_________

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                                _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                _______________

                        GLOBAL TELEMEDIA INTERNATIONAL, INC.
               (Exact name of registrant as specified in its charter)

                        Florida	                         64-0708107
           	(State or other jurisdiction of	          (I.R.S. Employer
            	incorporation or organization)          	Identification No.)

                         	1121 Alderman Drive, Suite 200
                             	Alpharetta, Georgia	30202
                 	(Address of principal executive office)	(Zip Code)

                                    _______________

                    Consulting Contracts for Consultants and Advisors
                                 Employee Compensation
                                (Full title of the Plan)
                                     _______________

                                     Roderick McClain
                              1121 Alderman Drive, Suite 200
                                 Alpharetta, Georgia 30202
                                      (770) 667-6088
(Name, address and telephone number, including area code, of agent for service)

                                          Copy to:

                                    Bruce Brashear, Esq.
                                    920 N. W. 8th Avenue
                                           Suite A
                                 Gainesville, Florida  32601
                                        (904) 336-0800
                                        _______________

                         CALCULATION OF REGISTRATION FEE

                                     		Proposed     Proposed
                                     		maximum      maximum
                                    		 offering	    aggregate	    Amount of
Title of Securities   Amount to be	    price	       offering	     registration
to be registered	     registered1	     per share1	  price1	       fee

Common Stock, par
  value $.004	        2,330,000        $3.062	      $7,134,460    $2,460
                      Common Shares

1Pursuant to Rule 457(h), the maximum offering price was calculated based upon the closing price of the Company's Common Stock on May 1, 1996.

                     GLOBAL TELEMEDIA INTERNATIONAL, INC.

                            Cross Reference Sheet
                  Required by Item 501 (b) of Regulation S_K



ITEM NO.                                           CAPTION OR PAGE IN PROSPECTUS

 1. Forepart of Registration Statement             Outside Front Cover Page
       and Outside Front Cover
       Page of Prospectus


 2. Inside Front Cover and Outside	                Inside Front Cover Page;
       Back Cover Pages of Prospectus	             Outside Back Cover Pages


 3. Summary Information; Risk Factors	             Not Applicable
       and Ratio of Earnings to Fixed Charges

 4. Use of Proceeds	                               Not Applicable

 5. Determination of Offering Price	               Not Applicable

 6. Dilution	                                      Not Applicable

 7. Selling Security Holders	                      Sales by Selling Security
                                                     Holders

 8. Plan of Distribution	                          Cover Page of Prospectus
                                                     and Sales By Selling
                                                     Security Holders

 9. Description of Securities                     	Description of Securities;
      to be Registered                               Contracts with
                                                     Consultants and Advisors

10. Interests of Named Experts and Counsel        	Legal Matters

11. Material Changes                              	Not Applicable

12. Incorporation of Certain Information by       	Incorporation of Certain
                                                     Documents by
       Reference	                                    Reference

13. Disclosure of Commission Position	               Indemnification
       on Indemnification for Securities Act
       Liabilities


                  GLOBAL TELEMEDIA INTERNATIONAL, INC.

                    2,330,000 Shares of Common Stock

                           ($.004 par value)

                    Issued Pursuant to the Company's
                 Contracts with Consultants and Advisors
                                  and
                          Employment Agreements

     This Prospectus is part of a Registration Statement which registers an aggregate of 2,330,000 Shares of Common Stock, $.004 par value (such shares being collectively referred to as the "Shares") of Global TeleMedia International, Inc. (the "Company") which have been issued or are issuable to employees consultants and advisors of the Company pursuant to written agreements (the "Agreements") providing for the issuance of the Shares or warrants as set forth herein. Such selling stockholders may sometimes hereafter be collectively referred to as the "Selling Security Holders".
The Company has been advised by the Selling Security Holders that they may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales except upon exercise of the Options.

     No person has been authorized by the Company to give nay information or to make any representations other than those as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this prospectus nor any distribution of the Shares issuable upon exercise of the Options or under the terms of this Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

                 The date of this Prospectus is May 2, 1996.

                                               AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information field with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N. W., Washington DC 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N. W., Washington DC 20549. The Company's Common Stock is traded on the OTC Bulletin Board under the symbol "GTMI."


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     1.	The Company's Quarterly Reports on Form 10-Q for the quarters ended
March 31, 1995, June 30, 1995, and September 30, 1995.

     2.	The Company's Annual Report on Form 10-K for the year ended December
31, 1995.

     3.	All reports and documents filed by the Company pursuant to Section 13,
14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such South copies should be directed to Corporate Secretary, Global Telemedia International, Inc., 1121 Alderman Drive, Suite 200, Alpharetta, Georgia 30202, telephone 770-667-6088.

                      EMPLOYMENT AGREEMENTS AND

               CONTRACTS WITH ADVISORS AND CONSULTANTS

Employment Compensation

     On February 1, 1996, the Company amended its employment contract with Gregory R. Catinella to grant Mr. Catinella warrants to purchase 50,000 common shares of the Company at an exercise price of $1.00 per share for a period terminating January 31, 1997.

     On February 1, 1996, the Company amended its employment contract with Melissa Hart to grant Ms. Hart warrants to purchase 25,000 common shares of the Company at an exercise price of $1.00 per share for a period terminating January 31, 1997.

     On February 1, 1996, the Company amended its employment contract with Geoffrey F. McClain to grant Mr. McClain warrants to purchase 50,000 common shares of the Company at an exercise price of $1.00 per share for a period terminating January 31, 1997.

     On February 1, 1996, the Company amended its employment contract with Herbert S. Perman to grant Mr. Perman warrants to purchase 50,000 common shares of the Company at an exercise price of $1.00 per share for a period terminating January 31, 1997.

     On February 1, 1996, the Company amended its employment contract with Michael Rogers to grant Mr. Rogers warrants to purchase 25,000 common shares of the Company at an exercise price of $1.00 per share for a period terminating January 31, 1997.

Securities Issued Under Agreements with Advisors and Consultants

     On November 3, 1995, the Company entered into a Consulting Agreement with Jim Devaney ("Devaney") pursuant to which the Company agreed to issue 30,000 shares of its Common Stock in part for consideration for consulting services to be provided by Devaney to the Company over an anticipated one year period commencing on the date of the consulting agreement. Under the terms of the Consulting Agreement, Devaney is to act as a management consultant and to provide services on behalf of the Company, including, but not limited to, assisting the Company in evaluating real estate acquisitions.

     On November 11, 1995, the Company entered into a Consulting Agreement with Bruce Baker ("Baker") pursuant to which the Company agreed to issue 250,000 shares of its Common Stock in part for consideration for consulting services to be provided by Baker to the Company over an anticipated one year period commencing on the date of the Consulting Agreement. Under the terms of the Consulting Agreement, Baker is to act as a management consultant and to provide services on behalf of the Company, including, but not limited to, assisting the Company in locating and evaluating mergers and acquisitions.

     On December 12, 1995, the Company entered into a Consulting Agreement with Joe Nolan ("Nolan") pursuant to which the Company agreed to issue 25,000 shares of its Common Stock in part for consideration for consulting services to be provided by Nolan to the Company over an anticipated one year period commencing on the date of the Consulting Agreement. Under the terms of the Consulting Agreement, Nolan is to act as a management consultant and to provide services on behalf of the Company, including, but not limited to, assisting the Company in stock valuation and tax matters.

     On December 3, 1995, the Company entered into a Public Relations Agreement with Golden Holdings International, Inc. ("Golden") pursuant to which the Company agreed to issue 300,000 shares of its Common Stock and warrants to purchase 200,000 common shares at $1.00 per share until November 13, 1996, for consideration for public relations services to be provided by Golden to the Company over an anticipated one year period commencing on the date of the Public Relations Agreement. Under the terms of the Public Relations Agreement, Golden is to act as a public relations consultant and to provide services on behalf of the Company concerning interaction with and presentations to the brokerage and investment communities.

     On January 11, 1996, the Company entered into an Agreement with Alphatronix, Inc. ("Alpha") pursuant to which the Company agreed to issue 100,000 shares of its Common Stock in part for consideration for consulting and public relations services to be provided by Alpha to the Company. Under the terms of this Agreement, Alpha is to act as a financial public relations counsel with respect to existing and potential marketmakers, brokers, underwriters and investors.

     On January 29 1996, the Company entered into an Agreement with James Connell ("Connell") pursuant to which the Company agreed to issue 200,000 shares of its Common Stock in part for consideration for public relations services to be provided by Connell to the Company over an anticipated one year period commencing on the date of the Agreement. Under the terms of this Agreement, Connell is to act as a public relations consultant and to provide services on behalf of the Company concerning interaction with and presentations to the brokerage and investment communities.

     On January 29 1996, the Company entered into an Agreement with I.W. Miller Company ("Miller") pursuant to which the Company agreed to issue 200,000 shares of its Common Stock in part for consideration for public relations services to be provided by Miller to the Company over an anticipated one year period commencing on the date of the Agreement. Under the terms of this Agreement, Miller is to act as a financial public relations consultant.

     On March 22, 1996, the Company entered into a Consulting Agreement with Milton Barbarosh ("Barbarosh") pursuant to which the Company agreed to issue 75,000 shares of its Common Stock in part for consideration for consulting services to be provided by Barbarosh to the Company commencing on the date of the Consulting Agreement. Under the terms of the Consulting Agreement, Barbarosh is to act as a management consultant and to provide services on behalf of the Company, including, but not limited to, assisting the Company in planning, evaluating negotiating and consummating mergers and acquisitions.

     On April 24, 1996, the Company entered into an Agreement with F.P.I., Inc. ("FPI") pursuant to which the Company agreed to issue 500,000 shares of its Common Stock in part for consideration for consulting and public relations services to be provided by FPI to the Company. Under the terms of this Agreement, FPI is to act as a financial public relations counsel with respect to existing and potential marketmakers, brokers, underwriters and investors.

     On November 20, 1995, the Company entered into an agreement with Madison Research and Associates, Inc. ("MRA") wherein MRA would provide financial public relations services for the Company in consideration of warrants to purchase 50,000 common shares at $.50 per share and warrants to purchase 150,000 shares at $1.25 per share unitl November 20, 1996.

     On January 15, 1996, the Company entered into an agreement with Barrow Street Research, Inc. ("BSR") wherein BSR would produce an investment research report for the Company in consideration of a $7,500 cash payment and an option to purchase 25,000 shares of the Company's common stock at an exercise price of 50% above the price of the Company's common stock on January 15, 1996, until January 14, 1998.

     On April 11, 1996, the Company entered into an agreement with Southstar Financial Services, Inc., ("Southstar") pursuant to which Southstar is to act as a management consultant, strategic planner and advisor to the Company in consideration of 25,000 shares of the common stock of the Company.

Restrictions Under Securities Laws

     The sale of Shares must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration
Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

                          SALES BY SELLING SECURITY HOLDERS

    The following table sets forth as at March 25, 1996, the name of the Selling Security Holders, the amount of shares of Common Stock held directly or indirectly, the maximum amount of shares of common Stock to be offered by the Selling Security Holders, the amount of common stock to be owned by the Selling security Holders following sale of such shares of Common Stock and the percentage of shares of common stock to be owned by each Selling Security
Holder following completion of such offering.

                                                Shares to be   Percentage to
Name of Selling      Number of     Shares to    Owned After    be Owned
Security Holder      Shares Owned  be Offered   Offering       After Offering

Golden Holdings
International, Inc.            0      500,000           0              --
Bruce Baker                    0      250,000           0              --
James Connell                  0      200,000           0              --
I.W. Miller Company            0      200,000           0              --
Milton Barbarosh               0       75,000           0              --
F.P.I., Inc.                   0      500,000           0              --
Alphatronix, Inc.              0      100,000           0              --
Jim Devaney                    0       30,000           0              --
Joe Nolan                 50,000       25,000      50,000              --
Barrow Street
Research, Inc                  0       25,000           0              --
Madison Research
& Associates, Inc.             0      200,000           0              --
Southstar
Financial Services Inc.        0       25,000           0              --
Gregory R. Catinella     117,000       50,000     117,000            1.19%
Melissa Hart              52,000       25,000      52,000             .53%
Geoffrey F. McClain      278,588       50,000     278,588            2.82%
Herbert S. Perman        150,000       50,000     150,000            1.52%
Michael Rogers            87,000       25,000      87,000             .88%

DESCRIPTION OF SECURITIES

The Company is currently authorized to issue up to 25,000,000 shares of Common Stock, par value $.004 per share, of which approximately 10,785,000 were outstanding as of April 15, 1996.

Common Stock

     Holders of shares of Common Stock are entitled to a share, on a ratable basis, such divedends as may by the board of Directors out of funds, legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

     Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

Over-the-Counter Market

     The Company's Common Stock is traded on the OTC Bulletin Board under the symbol "GTMI". The Company's shares of common Stock were delisted from NASDAQ in July, 1995. The Company is presently engaged in the reapplication process to gain new listing on the NASDAQ System. If for any reason the Common Stock is not accepted for inclusion on the NASDAQ System, then in such case the Company's Common Stock would be expected to continue to the traded in the over-the-counter markets through he "pink sheets" or the NASD's OTC Bulletin Board. In the event the Common Stock were not included in the NASDAQ System, the Company's Common Stock would be covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of the broker-dealers to sell the Company's securities and may also affect the ability of purchasers in this offering to sell their shares in the secondary market. The ability of the Company to secure a symbol on the NASDAQ System does not imply that a meaningful trading market in its Common Stock will ever develop.

Transfer Agent

     The Transfer Agent for the shares of Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                             LEGAL MATTERS

     Certain legal matters in connection with the securities being offered hereby will be passed upon by the Company by Bruce Brashear, Esq., 920 North West 8th Avenue, Suite A, Gainesville, Florida 32601.

                                EXPERTS

     The consolidated financial statements of the Company incorporated by reference to its annual report on Form 10-KSB, has been audited by Tauber & Balser, independent certified public accountants, for the year ended December 31, 1995 and by Kaufman, Rossin and Company for the year ended December
31, 1994, as set for thin their reports thereon included therein and incorporated herein by reference, Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                            INDEMNIFICATION

     The Company has authority under section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of cat of a director and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief remain available under Florida Law. In addition, each director will continue to be subject to liability for all(a) violations of criminal laws unless a director has reasonable cause to believe his conduct is lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to any unlawful distribution and (d) willful misconduct or conscious disregard for the best interest of the Company in a proceeding by or in right of the Company to cure a judgment in its favor or in a proceeding by or the right of a shareholder. The statute does not affect a directors' responsibilities under any other law, such as the federal securities lass.
The effect of the foregoing is to require the company to indemnify the officers and directors of the Company for any claim arising against such persons in the official capacity if such person acted in good faith and in the manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unethical.


PART II

Item 3.	Incorporation of Documents by Reference

     The following documents are incorporated by reference in the registration statement:

     (a)	The registrant's latest annual report for the year ended December 31,
1995; and

     (b)	The registrant's quarterly reports on Form 10-Q for the quarters ended
March 31, 1995, June 30, 1995, and September 30, 1995.

     (c)	All other reports filed by the registrant pursuant to Section 13(a)
or 15(d) of the Exchange Act since the end of the fiscal year covered by the
Form 10-K referred to in paragraph (a) above.

     (d)	The descriptions of the registrant's securities which are contained in its registration statements filed under section 12 of the Securities Exchange
Act of 1934, including any amendment or reports filed for the purpose of updating such descriptions.

     All documents filed by the registrant issuer pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 from the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

     The class of securities to be offered hereby is registered under Section 12 of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

                               Not Applicable.

Item 6.	Indemnification of Officers and Directors.

     The By-Laws of the Company, contain a provision under which the officers and directors of the Company would be indemnified to the full extent permitted by law. Also, S607.0850, FLA. STAT. (1995), permits indemnification against expenses actually and reasonably incurred by a director, officer, employee or agent to the extent that such person has been successful in the defense of a matter eligible for indemnification under the statute. Under certain circumstances, expenses may be paid by a corporation in advance, subject to repayment, unless the defendant ultimately is determined to be ineligible for indemnification. In addition, the statute permits a corporation to indemnify directors and officers against certain liabilities and to purchase and maintain director and officer liability and reimbursement insurance against liabilities, whether or not the corporation would have the power of indemnification against such liabilities.

Item 7.	Exemption from Registration Claimed.

                               Not Applicable.

Item 8.	Exhibits.

(4)	Instruments defining the rights of security holders, including indentures
	(a)	Agreement between Golden Holdings International, Inc.
    	and the Company dated January 30, 1996.
	(b)	Agreement between Bruce Baker
		   and the Company dated March 11, 1996.
	(c)	Agreement between Jim Devaney
		   and the Company dated January 3, 1996.
	(d)	Agreement between Joe Nolan
		   and the Company dated January 16, 1996.
	(e)	Agreement between Alphatronix, Inc.
		   and the Company dated January 11, 1996.
	(f)	Agreement between James Connell
		   and the Company dated January 29, 1996.
	(g)	Agreement between I. W. Miller
		   and the Company dated January 29, 1996.
	(h)	Agreement between F.P.I., Inc.
		   and the Company dated April 24, 1996.
	(i)	Agreement between Southstar Financial Services, Inc.
		   and the Company dated April 11, 1996.
	(j)	Addendum to Employment Agreement between Gregory R. Catinella
		   and the Company dated February 1, 1996.
	(k)	Addendum to Employment Agreement between Melissa Hart
		   and the Company dated February 1, 1996.
	(l)	Addendum to Employment Agreement between Geoffrey F. McClain
		   and the Company dated February 1, 1996.
	(m)	Addendum to Employment Agreement between Herbert S. Perman
   		and the Company dated February 1, 1996.
	(n)	Addendum to Employment Agreement between Michael Rogers
		   and the Company dated February 1, 1996.
 (o) Agreement between Milton Barbarosh
     and the Company dated March 22, 1996


 (5)	Opinion re legality
 (24)	Consents of experts and counsel
             (a)	Consent of Tauber & Balser, P.C.
             (b)	Consent of Bruce Brashear, Esq.

 (28)	Additional exhibits	None
 (29)	Information from reports furnished to state insurance regulatory
authorities	None

Item 9.	Undertakings.

	(a)The undersigned registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933 treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove any of the securities that remain unsold at the end of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies it has reasonable ground to believe it meets all the requirements for filing on Form S-8 and has duly caused same to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on the 2nd day of May, 1996.

                             GLOBAL TELEMEDIA INTERNATIONAL, INC.

                             By:______________________________________________
                                Roderick A. McClain,
                                President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roderick A. McClain his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done on or about the premises, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, on the dates indicated.

	Signature						                            Title



__________________________________	        	President, Chief Executive Officer,
RODERICK A. MCCLAIN					                   	Chief Operating Officer and Director


Date:____________________


__________________________________	         Treasurer, Chief Financial
HERBERT S. PERMAN						                     Officer and Director


Date:___________________


 ________________________________	          Senior Vice President, Director
GEOFFREY F. MCCLAIN

Date:____________________

                              EXHIBIT 4(a)


       Agreement between Golden Holdings International, Inc. and
                   the Company dated January 30, 1996.

                    FINANCIAL PUBLIC RELATIONS AGREEMENT

     This Financial Consulting Agreement (this "Agreement) is made and entered into effective the 30th day of January, 1996, between Global TeleMedia International, Inc., a Florida corporation (the "Company'), having offices at 1121 Alderman Drive, Suite 200, Alpharetta, Georgia 30202, and Golden Holdings International, Inc., a Delaware Corporation ("Consultant") having offices at 96 Fulton Street, New York, New York 10038, based on the following:

Premises

     A.	The Company is a publicly-held corporation with its securities currently traded on the OTC Bulletin Board market. The Company is seeldng to expand its investor base and the number of market professionals who are aware of the Company's activities.

     B.	Consultant is established in the securities industry and has experience in providing advice and support for publicly-held companies.

     C.	The Company desires to retain the services of the Consultant, and
Consultant desires to offer such services, on the terms and conditions set forth in this Agreement.

     NOW,THEREFORE, based on the foregoing premises and in consideration of the mutual covenants of the parties and the benefits to be derived therefrom, it is hereby agreed as follows:


Agreement

     1.     Engagement of Consultant.  The Company hereby engages
Consultant to provide	services to the Company under the terms of this
Agreement, including, but not limited to, the analysis of the business and proposed business of the Company by equity participants; the presentation of the Company to market professionals, including brokerdealers, mutual funds, and other institutional investors; providing the Company advice concerning shareholder relations and the preparation and dissemination of information to the Company's shareholders; assisting in long-term financial planning, including borrowings, equity financing and other opportunities; providing advice concerning the existing and future capital structure of the Company; and providing other financial assistance to the extent required by the Company. Notwithstanding the foregoing, Consultant shall not act as an agent of the Company and shall not contact the holders of the securities of the Company in connection with the exercise or conversion of currently issued and outstanding warrants, options, or convertible securities.

     2.	Marketing.  Global TeleMedia International, Inc., shall furnish to
Consultant disclosure and filing materials, financial statements, business plans, promotional materials, annual reports and press releases. In addition, Company agrees to distribute due diligence packages in ample quantities to potential investors as well as to the brokerage community. Consultant may rely on, and assume the accuracy of the due diligence package and/or research reports. Consultant may disseminate through the use of media and advertisement the contents of the due diligence package and any research reports in order to attract potential advisors as well as the brokerage community. Company acknowledges that Consultant is engaged in other business activities and will continue such allies during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

     3 . 	Compensation to Consultant.  Commensurate with the execution of this Agreement, the Consultant is to receive 300,000 shares of common stock of Global TeleMedia Inc., (GTW In addition, the Consultant shal receive 200,000 purchase warrants of GTMI. The exercise price of these warrants shall be one dollar ($1.00) and are exercisable through calendar year 1996. These shares are to be issued by Global TeleMedia, Inc., under rule S-8, and will be freely tradeable without restriction.

     4.	Term.  This Agreement shall commence on the date hereof and will terminate on the earliest of the following:

     a.	One year from the date of this Agreement.

     b.	This Agreement can be renewed after one year and extended for a mutually agreed upon period of time.

     c.	Upon termination for cause by Company upon 30 days written
notice. Cause shall be determined solely as to the following: violation of any rule or regulation of any regulatory agency; any other neglect, act or omission detrimental to the conduct of Company business; material breach of the Agreement or any unauthorized disclosure of any of the secrets or confidential information of Company; dishonesty related to independent contractor status.

     5.	Confidentiality.  Consultant acknowledges that it may receive confidential and proprietary information of the Company in connection with the services provided under the terms of this Agreement. The Consultant agrees to keep all such information confidential and to take prudent steps to assure that its officers, directors, and employees maintain the confidentiality of such information, including obtaining agreements similar to the provisions of this paragraph from such officers, directors, and employees, and to not use such confidential information, except for the direct benefit of the Company. Consultant shall not disclose such confidential information and shall take reasonable steps to prevent the disclosure by its officer, directors, and employees without the prior written consent of the Company.


     6.	Reimbursement of Cost.  Consultant shall be reimbursed by the
Company for all reasonable and necessary out-of-pocket third-party expenses incurred by the Consultant in connection with the performance of its obligations under the terms of this Agreement. All third-party expenses are to be mutually agreed upon in advance.

     7.	Independent Consultant.  The Company and Consultant hereby
acknowledges that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is, a partner or agent of or a joint venturer with the Company. Consultant shall; have no authority to act on behalf of or bind the Company and shall take no action which purports to bind the Company.

     8.	Entire Agreement.  This Agreement is and shall be considered to be the only agreement between the parties hereto with respect to the engagement of Consultant by the Company. All negotiations, commitments, and understandings acceptable to both parties have been incorporated herein. No letter, telegram, or communication passing between the parties hereto covering any matter during this contract period, or any plans or periods thereafter, shall be deemed as part of this Agreement; and shall not have the effect of modifying or adding to this Agreement unless it is distinctly stated in such letter, telegram, or communication that it is to constitute a part of this Agreement and is to be attached as an amendment to this Agreement and is signed by the parties to this Agreement.

     9.	Governing Law.   This Agreement shall be governed by and
interpreted in accordance the laws of the state of Georgia.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


Global TeleMedia International, Inc.


Date:

President and Chief Executive Officer


Golden Holdings International, Inc.

Date:
Gregory M. Spinder
President

                               EXHIBIT 4(b)

                     Agreement between Bruce Baker and
                     the Company dated March 11, 1996.


GLOBAL TELEMEDIA
INTERNATIONAL., INC




                                                    March 11, 1996



Mr. Bruce Baker
8500 West 110th Street
Overland Park, Kansas  66210


	Re:	Consulting Agreement


Dear Mr. Baker:

	Formalizing our earlier discussions, this is to acknowledge and confirm the terms of our Management Consulting Agreement ("Consulting Agreement") as follows:

     1.	Appointment of Bruce Baker.  Global TeleMedia International, Inc.
("Global") hereby engages Bruce Baker and Bruce Baker hereby agrees to render services to Global as a management consultant, strategic planner and advisor.

     2.	Duties.  During the term of this Agreement, Bruce Baker shall provide advise to, undertake for and consult with the Company concerning:

                    (a) the implementation of short range and long term strategic planning to facilitate mergers and acquisitions; and

                    (b) assist Global in evaluating various telecommunications carriers to facilitate the provisioning of long distance traffic.

     3.	Term.  The term of this Consulting Agreement shall be for a one year period commencing on the date hereof.


     4.	Compensation.  As compensation for its services hereunder, Bruce Baker shall be issued 250,000 shares of Common Stock (the "Shares") of Global TeleMedia International, Inc. Investment restrictions shall be noted against the Shares.


     5.	Expenses.  Bruce Baker shall be entitled to reimbursement by Global of such reasonable out-of-pocket expenses as Bruce Baker may incur in performing services under this Consulting Agreement. Any expenses shall be approved in advance with Global.

     6.	Registration.  Global agrees to provide Bruce Baker with registration rights at Global's cost and expense and include the Shares in a registration statement to be filed by Global with the Securities and Exchange Commission within the proximate future.

     7.	Confidentiality.  Bruce Baker will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the term of this Consulting Agreement, any trade secrets or other information designated as confidential by Global which is acquired by Bruce Baker in the course of its performing services hereunder. (A trade secret is information not generally known to the trade which gives Global an advantage over its competitors.
Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning the filing or pendency of patent applications.)

     8.	Independent Contractor.  Bruce Baker and Global hereby acknowledge that
Bruce Baker is an independent contractor. Bruce Baker shall not hold itself out as, nor shall it take any action from which others might infer, that it is a partner of, agent of or a joint venturer of Global.

     9.	Miscellaneous.  This Consulting Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the parties. This Consulting Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties. This Consulting Agreement shall be governed by the laws of the State of Florida. In the event of any dispute as to the terms of this Consulting Agreement, the prevailing party in any litigation shall be entitled to reasonable attorneys' fees.

     Please confirm that the foregoing correctly sets forth our understanding by signing the enclosed copy of this letter where provided and returning it to us at your earliest convenience.

                                    Very truly yours,

                                    GLOBAL TELEMEDIA INTERNATIONAL, INC.


                                    By:
                                       Roderick A. McClain
                                       President and Chief Executive Officer

ACCEPTED AND AGREED TO as
of the 13th day of March, 1996.

Bruce Baker

By:
Name:
Title:

                             EXHIBIT 4(c)

                 Agreement between Jim Devaney and
                 the Company dated January 3, 1996.

GLOBAL TELEMEDIA
INTERNATIONAL., INC



                                                 January 3, 1996



Mr. Jim Devaney
3390 Peachtree Road N.E.
Atlanta, Georgia  30338


	Re:	Consulting Agreement


Dear Devaney:

     Formalizing our earlier discussions, this is to acknowledge and confirm the terms of our Management Consulting Agreement ("Consulting Agreement") as follows:


     1.	Appointment of Jim Devaney.  Global TeleMedia International, Inc.
("Global") hereby engages Jim Devaney and Jim Devaney ("Devaney") hereby agrees to render services to Global as an advisor.

     2.	Duties.  During the term of this Agreement, Devaney shall provide advise to, undertake for and consult with the Company concerning real estate acquisitions on behalf of the Company. Devaney has been made aware of GTMI's present financial situation and understands that these efforts which are beyond the scope of his normal duties and compensation with Brannen Goddard could result in the selection and negotiation of the "perfect property" with closing impossible due to creditworthiness. Devaney acknowledges that this is a high risk proposition. In this event, Devaney agrees that no compensation beyond that oulined in Paragrah 4 is due and forthcoming.

     3.	Term.  The term of this Consulting Agreement shall be through the calendar year 1996 and may be terminated by the Company with no written notice to Jim Devaney.

     4.	Compensation.  Devaney shall receive 30,000 shares of the Common Stock of GTMI within fifteen (15) days of execution of this agreement.

     5.	Expenses.  Devaney shall be entitled to reimbursement by Global of such reasonable out-of-pocket expenses as Jim Devaney may incur in performing services under this Consulting Agreement. Any expenses shall be approved in advance with Global.

     6.	Confidentiality.  Devaney will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the term of this Consulting Agreement, any trade secrets or other information designated as confidential by Global which is acquired by Devaney in the course of its performing services hereunder. (A trade secret is information not generally known to the trade which gives Global an advantage over its competitors.
Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning the filing or pendency of patent applications.)

     7.	Independent Contractor.  Devaney and Global hereby acknowledge that
Devaney is an independent contractor. Devaney shall not hold itself out as, nor shall it take any action from which others might infer, that it is a partner of, agent of or a joint venturer of Global.

     8.	Miscellaneous.  This Consulting Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the parties. This Consulting Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties. This Consulting Agreement shall be governed by the laws of the State of Georgia. In the event of any dispute as to the terms of this Consulting Agreement, the prevailing party in any litigation shall be entitled to reasonable attorneys' fees.


     Please confirm that the foregoing correctly sets forth our understanding by signing the enclosed copy of this letter where provided and returning it to us at your earliest convenience.

                                       Very truly yours,

                                       GLOBAL TELEMEDIA INTERNATIONAL, INC.


                                       By:
                                          Roderick A. McClain
                                          President and Chief Executive Officer

ACCEPTED AND AGREED TO as
of the ____ day of __________, 1995.



By:
		Jim Devaney

                               EXHIBIT 4(d)

                     Agreement between Joe Nolan and
                    the Company dated January 16, 1996.

GLOBAL TELEMEDIA
INTERNATIONAL., INC




                                                       January 16, 1996




Mr. Joe Nolan
280 Longview Lane
Kennett Square, Pennsylvania  19348


	Re:	Consulting Agreement


Dear Mr. Nolan:

     Formalizing our earlier discussions, this is to acknowledge and confirm the terms of our Management Consulting Agreement ("Consulting Agreement") as follows:

     1.	Appointment of Joe Nolan.  Global TeleMedia International, Inc.
("Global") hereby engages Joe Nolan and Joe Nolan hereby agrees to render services to Global as a management consultant, strategic planner and advisor.

     2.	Duties.  During the term of this Agreement, Joe Nolan shall provide advise to, undertake for and consult with the Company concerning the stock valuation, tax matters and any other areas deemed appropriate and necessary by the Company. Nolan shall deliver his reports and findings to the Company no later than May 1, 1996. Nolan further acknowledges that he is dependent upon information provided to him by GTMI.

     3.	Term.  The term of this Consulting Agreement shall be for a one year period commencing on the date hereof.

     4.	Compensation.  As compensation for its services hereunder, Nolan shall be issued 25,000 shares of Common Stock (the "Shares") of Global TeleMedia International, Inc. Investment restrictions shall be noted against the Shares.

     5.	Expenses.  Nolan shall be entitled to reimbursement by Global of such reasonable out-of-pocket expenses as Nolan may incur in performing services under this Consulting Agreement. Any expenses shall be approved in advance with Global.

     6.	Registration.  Global agrees to provide Nolan with registration rights at Global's cost and expense and include the Shares in a registration statement to be filed by Global with the Securities and Exchange Commission within the proximate future.

     7.	Confidentiality.  Nolan will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the term of this Consulting Agreement, any trade secrets or other information designated as confidential by Global which is acquired by Nolan in the course of its performing services hereunder. (A trade secret is information not generally known to the trade which gives Global an advantage over its competitors.
Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning the filing or pendency of patent applications).

     8.	Independent Contractor.  Nolan and Global hereby acknowledge that Nolan is an independent contractor. Nolan shall not hold itself out as, nor shall it take any action from which others might infer, that it is a partner of, agent of or a joint venturer of Global.

     9.	Miscellaneous.  This Consulting Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the parties. This Consulting Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties. This Consulting Agreement shall be governed by the laws of the State of Florida. In the event of any dispute as to the terms of this Consulting Agreement, the prevailing party in any litigation shall be entitled to reasonable attorneys' fees.

     Please confirm that the foregoing correctly sets forth our understanding by signing the enclosed copy of this letter where provided and returning it to us at your earliest convenience.


                                   Very truly yours,

                                   GLOBAL TELEMEDIA INTERNATIONAL, INC.



                                   By:
                                      Roderick A. McClain
                                      President and Chief Executive Officer

ACCEPTED AND AGREED TO as
of the 16th day of January, 1996.


By:
		Joe Nolan

                              EXHIBIT 4(e)

                 Agreement between Alphatronix, Inc. and
                   the Company dated January 11, 1996.

GLOBAL TELEMEDIA
INTERNATIONAL., INC





                                                    January 11, 1996
Alphatronix, Inc.
75-2603552
1511 Preston Road
Suite 107-203
Dallas, Texas  75240


	Re:       Client Services and Consulting Agreement

Gentlemen:

     Formalizing our earlier discussions, this is to acknowledge and confirm the terms of our consulting agreement as follows:

     1. Appointment of Alphatronix. Global TeleMedia International, Inc. (The "Company") hereby engages Alphatronix, Inc. ("Alpha") and Alpha hereby agrees to render services to the Company as a financial public relations investor.

     2.     Duties of Alpha

    		(A) Alpha shall act, generally, as financial public relations counsel, essentially acting (i) as liaison between the Company and its stockholders, (ii) as advisor to the Company with respect to existing and potential market makers, broker-dealers, underwriters and investors as well as being the liaison between the Company and such persons, and (iii) as advisor to the Company with respect to communications and information (e.g., interviews, press releases, stockholder reports, etc.) as well as planning, designing, developing, organizing, writing and distributing such communications and information.

    		(B)     Alpha shall also assist in establishing and advising the Company with respect to:  stockholder meetings, interviews of Company officers by the financial media; and interviews of Company officers by analysts, market makers, broker-dealers and other members of the financial community.

    		(C)     Alpha shall seek to make the Company, its management, its products and services, and its financial situation and prospects, known to the financial press and publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors and other members of the financial community as well as the financial media and the public generally.

    		(D)     By of specific services, Alpha will:

        			(I)     Review and analyze all aspects of the Company's goals and
make recommendations on feasibility and achievement of desired goals;

        			(ii)    Review all of the general information and recent filings
from the Company and oversee production of a corporate profile in brokerage style format to be approved by the Company prior to circulation;

       			(iii)    Coordinate the necessary due diligence and obtain the
required approvals necessary for those firms to participate.  Alpha will also nterview and make determinations on any  firms or brokers referred to it by the
Company with regard to their participation;

        		(iv)    Oversee the writing, designing and distribution of select
broker mailings;

        		(v)     Recommend all mediums best suited to best present the Company to the financial community and general public, including radio, television and print media; and

        		(vi)    Assist the Company in the introduction and negotiations
pertaining to any capital, debt or equity the Company may require. Such arrangement will be under separate agreement and for separate compensation.

     3.     Duties of the Company

         	(a) The Company shall supply Alpha, on a regular and timely basis, with all approved data and information about the Company, its management, its products and its operations, and the Company shall be responsible for advising Alpha of any facts which would affect the accuracy of any prior data and information previously supplied to Alpha so that Alpha may take correctiv action.

     	(B) The Company shall promptly supply Alpha with: full and complete copies of all filings with all federal and state securities agencies; full and complete copies of all stockholder reports and communications, whether or not prepared with Alpha's assistance; all data and information supplied to any analyst, broker-dealer, market maker or other member of the financial community; and all roducts/services brochures, sales materials, etc.

     	(C) The Company shall promptly notify Alpha of the filing of any registration statement for the sale of securities and of any other event which imposes any restrictions on publicity.

     	(D) The company shall contemporaneously notify Alpha if any information or data being supplied to Alpha has not been generally released or promulgated.

     4.     Term.  The term of this Consulting Agreement shallbe for a twelve
(12) month period commencing on the date hereof,and Alpha agrees for a period of at least four (4) months from the date hereof to commit a predominant amount of its time and that of its sole stockholder to the affairs of the Company as contemplated hereby.

     5. Compensation. As compensation for its services hereunder,Alpha shall receive 100,000 shares of Common Stock (the "Shares) of the Company. Investment restrictions shall be noted against the Shares.

     6. Expenses. Alpha shall be entitled to reimbursement bythe Company of such reasonable out-of-pocket expenses as Alpha may incur in performing services under this Consulting Agreement. Any expenses shall be approved in advance with the Company.

     7. Registration. The Company agrees to provide Alpha with registration rights at the Company's cost and expense and include the Shares in a registration statement to be filed by the Company with the Securities and Exchange Commission within the proximate future.

     8. Confidentiality. Alpha will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the term of this Consulting Agreement, any trade secrets or other information designated as confidential by the Company which is acquired by Alpha in the course of performing its services hereunder. (A trade secret is information not generally known to the trade which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning the filing or pendency of patent applications.) Any financial advise rendered by Alpha pursuant to this Consulting Agreement may not be disclosed publicly in any manner without prior written approval of the Company.

     9. Indemnification. The Company agrees to indemnify and hold Alpha harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees [collectively the "Liabilities"]) joint and several, arising out of the performance of this Agreement, whether or not Alpha is a party to such dispute. This indemnity shall not apply, however, and Alpha shall indemnify and hold the Company, its affiliates, control persons, officers, directors, employees and agents harmless from and against all liabilities (i) arising in connection with any action, claim or judgment made or assessed against, Alpha, or any officer, director, shareholder, affiliate, employee or agent of Alpha, by any state or federal securities commission or authority (including, without limitation, the Securities and Exchange Commission and the National Association of Securities Dealers) with respect to the issuance or exercise of the issuance, transfer or registration of the Shares, or (ii) where a court of competent jurisdiction has made a final determination that Alpha has engaged in gross recklessness and willful misconduct in the performance of its services hereunder which gave rise to the losses, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determination, the indemnification and reimbursement provisions of this Consulting Agreement shall apply, and the Company shall perform its obligations hereunder to reimburse Alpha for its expenses.) The provisions of this Paragraph nine (9) shall survive the termination and expiration of this Consulting Agreement.

     10. Independent Contractor. Alpha and the Company hereby acknowledge that Alpha is an independent contractor. Alpha shall not hold itself out as, nor shall it take any action from which others might infer, that it is a partner of, agent of or a joint venturer of the Company.

     11. Miscellaneous. This Consulting Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the parties. This Consulting Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties. This Consulting Agreement shall be governed by the laws of the State of Florida. In the event of any dispute as to the terms of this Consulting Agreement, the prevailing party in any litigation shall be entitled to reasonable attorneys' fees.

     Please confirm that the foregoing correctly sets forth our understanding by signing the enclosed copy of this letter where provided and returning it to us at your earliest convenience.

                                  Very truly yours,

                                  GLOBAL TELEMEDIA INTERNATIONAL, INC.


                                  By:
                                     Roderick A. McClain
                                     President and Chief Executive Officer

ACCEPTED AND AGREED TO as
of the 11th day of January, 1996.
Alphatronix, Inc.

Name:
Title

                                EXHIBIT 4(f)

                      Agreement between James Connell and
                      the Company dated January 29, 1996.

                     FINANCIAL PUBLIC RELATIONS AGREEMENT


     This Financial Consulting Agreement (this "Agreement') is made and entered into effective the 29th day of January, 1996, between Global TeleMedia International, Inc., a Florida corporation (the 'Company') having offices at 1121 Alderman Drive, Suite 200, Alpharetta, Georgia 30202, and James T. Connell ('Consultant'), having offices at 76 McIntosh Drive, Portsmouth, Rhode Island, based on the following:

Premises

A. The Company is a publicly-held corporation with its securities currently traded on the OTCBulletin Board market. The Company is seeking to expand its investor base and the number of market professionals who are aware of the Company's activities.

B. Consultant is established in the securities industry and has experience in providing advice and support for publicly-held companies.

C. The Company desires to retain the services of Consultant, and Consultant desires to offer such services, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, based on the foregoing premises and in consideration of the mutual covenants of the parties and the benefits to be derived therefrom, it is hereby agreed as follows:

Agreement

     1. Engagement of Consultant. The Company hereby engages Consultant to provide services to the Company under the terms of this Agreement, including, but not limited to, the analysis of the business and proposed business of the Company by equity participants; the presentation of the Company to market professionals, including broker-dealers, mutual funds and other institutional investors; providing the Company advice concerning shareholder relations and the preparation and dissemination of information to the Company's shareholders; assisting in long-term financial planning, including borrowings, equity financing and other opportunities; providing advice concerning the existing and future capital structure of the Company; and providing other financial ssistance to the extent required by the Company. Notwithstanding the foregoing, Consultant shall not act as an agent of the Company and shall not contact the holders of the securities of the Company in connection with the exercise or conversion of currently issued and outstanding warrants, options or convertible securities.


     2. Marketing. Global TeleMedia International Inc. shall furnish to Consultant disclosure and filing materials financial statements business plans, promotional materials, annual reports and press releases. In addition, Company agrees to distribute due diligence packages in ample quantities to potential investors as well to the brokerage community. Consultant may rely on, and the assume the accuracy of the due diligence package and/or research reports. Consultant may disseminate through the use of media and advertisement the contents of the due diligence package and any research reports in order to attract potential investors as well as the brokerage community. Company acknowledges that Consultant is engaged in other business activities and will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

     3. Compensation to Consultant. Commensurate with the execution of this Agreement, the Consultant is to receive 200,000 common shares of GTMI

     4. Term. This Agreement shall commence on the date hereof and wil terminate on the earliest of the following:

          a.     One year from the date of this Agreement.

          b. This Agreement can be renewed after one year and extended for a mutually agreed upon period of time.

          c. Upon termination for cause by Company upon 30 days written notice. Cause be determined solely as to the following: violation of any rule or regulation of any regulatory agency; any other neglect, act or omission detrimental to the conduct of Company business, material breach of the Agreement or any unauthorized disclosure of any of the secrets or confidential information of Company; dishonesty related to independent contractor status.

     5. Confidentiality. Consultant acknowledges that it may be confidential and proprietary information of the Company in connection with the services provided under the terms of this Agreement The Consultant agrees to keep all such information confederation and to take prudent steps to assure that its officers, directors, and emplyees maintain the confidentiality of such information, including obtaining agreements similar to the provisions of this paragraph from such offices, directors, and employees, and to not use such confidential information, except for the direct benefit of the Company. Consultant shall not disclose such confidential information and shall take reasonable steps to prevent the disclosure by its officer, directors, and employees, without the prior written consent of the Company.

     6. Reimbursement of Cost. Consultant shall be reimbursed by the Company for all reasonable and necessary out-of-pocket third-party expenses incurred by Consultant in connection with the performance of its obligations under the terms of this Agreement. All third-party expenses are to be mutually agreed upon in advance.

     7. Independent Consultant. The Company and Consultant hereby acknowledge that Consultant is an independent contractor. Consultant t shall not hold itself out as, nor shall it take any action from which others might infer that it is, a partner or agent of or a joint venture with the Company. Consultant shall have no authority to act on behalf of or bind the Company and shall take no action which purports to bind the Company.

     8. Entire Agreement. This Agreement is and shall be considered to be the only agreement or understanding between the parties hereto with respect to the engagement of Consultant by the Company. All negotiations, commitments and understandings acceptable to both parties have been incorporated herein. No let er, telegram or communication passing between the parties hereto covering any matter during this contact period, or any plans or periods thereafter, shall be deemed as part of this Agreement; and shall not have the effect of modifying or adding to this Agreement unless it is distinctly stated is such letter, telegram or communication that it is to constitute a part of this Agreement and is to be attached as an amendment to this Agreement and is signed by the parties to this Agreement.

     9.     Govering Law.     This Agreement shall be governed by and
interpreted in accordance with the laws of the state of Georgia.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.




Global TeleMedia International, Inc.


Date
Roderick A. McClain
and Chief Executive Officer

                                    EXHIBIT 4(g)

                          Agreement between I.W.Miller and
                         the Company dated January 29, 1996.

FINANCIAL PUBLIC RELATIONS AGREEMENT


     This Financial Consulting Agreement (this "Agreement") is made and entered into effective the 29th day of January, 1996, between Global TeleMedia International, Inc., a Florida corporation (the "Company"), having offices at 1121 Alderman Dr., Suite 200, Alpharetta, Georgia 30202 and I.W. Mfler & Co., Inc., a Nevada corporation C'Consultant"), having offices at 49 San Marino, Irvine, CA 92714, based on the following:

Premises

     A. The Company is a pubficly-held corporation with its securities currently traded on the OTC Bulletin Board market. The Company is seeldng to expand its investor base and the number of market professionals who are aware of the Company's activities.

     B.	Consultant is i established in the securities industry and has experience in providing advice and support for pubficly-held companies.

     C.	The Company desires to retain the services of Consultant, and Consultant desires to offer such services, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, based on the foregoing premises and in consideration of the mutual covenants of the parties and the benefits to be derived therefrom, it is hereby agreed as follows:

Agreement

     1.	Engagement of Consultant.  The Company hereby engages Consultant to provide services to the Company under the terms of this Agreement, including, but not limited to, the analysis of the business and proposed business of the Company by equity participants; the presentation of the Company to market professionals, including brokerdealers, mutual funds, and other institutional investors; providing the Company advice concerning shareholder relations and the preparation and dissemination of information to the Company's shareholders; assisting in long-term financial planning, including borrowings, equity financing and other opportunities; providing advice concerning the existing and future capital structure of the Company; and providing other financial assistance to the extent required by the Company. Notwithstanding the foregoing, Consultant shall not act as an agent of the Company and shall not contact the holders of the securities of the Company in connection with the exercise or conversion of currently issued and outstanding warrants, options, or convertible securities.

     2.	marketing.  Global TeleMedia international Inc. shall furnish to
Consultant disclosure and filing materials, financial statements, business plans, promotional materials, annual reports and press releases. In addition, Company agrees to distribute due diligence packages in ample quantities to potential investors as well to the brokerage community. Consultant may rely on, and assume the accuracy of the due diligence package and/or research reports. Consultant may disseminate through the use of media and advertisement the contents of the due diligence package and any research reports in order to attract potential investors as well as the brokerage community. Company acknowledges that Consultant is engaged in other business activities and will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

     3.	Compensation to Consultant.  Commensurate with the execution of this
Agreement, the Consultant is to receive 200,000 common shares of  GTMI.

     4.	Term.  This Agreement shall commence on the date hereof and will terminate on the earliest of the following:

          a.   One year from the date of this Agreement.

          b. This Agreement can be renewed after one year and extended for a mutually agreed upon period of time.

          c. Upon termination for cause by Company upon 30 days written notice. Cause shall be determined solely as to the following: violation of any rule or regulation of any regulatory agency; any other neglect, act or omission detrimental to the conduct of Company business; material breach of the Agreement or any unauthorized disclosure of any of the secrets or confidential information of Company; dishonesty related to independent contractor status.

     5.	Confidentiality.  Consultant acknowledges that it may receive confidential and proprietary information of the Company in connection with the services provided under the terms of this Agreement. The Consultant agrees to keep all such information confidential and to take prudent steps to assure that its officers, directors, and employees maintain the confidentiality of such information, including obtaining agreements similar to the provisions of this paragraph from such officers, directors, and employees, and to not use such confidential information, except for the direct benefit of the Company. Consultant shall not disclose such confidential information and shall take reasonable steps to prevent the disclosure by its officer, directors, and employees, without the prior written consent of the Company.

     6.	Reimbursement of Costs.  Consultant shall be reimbursed by the Company for all reasonable and necessary out-of-pocket third-party expenses incurred by Consultant in connection with the performance of its obligations under the terms of this Agreement. AU third-party expenses are to be mutually agreed upon in advance.

     7.	Independent Consultant.  The Company and Consultant hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is, a partner or agent of or a joint venturer with the Company. Consultant shall have no authority to act on behalf of or bind the Company and shall take no action which purports to bind the Company.

     8.	Entire Agreement.  This Agreement is and shall be considered to be the only agreement or understanding between the parties hereto with respect to the engagement of Consultant by the Company. AU negotiations, commitments, and understandings acceptable to both parties have been incorporated herein. No letter, telegram, or communication passing between the parties hereto covering any matter during this contract period, or any plans or periods thereafter, shall be deemed as part of this Agreement; and shall not have the effect of modifying or adding to this Agreement unless it is distinctly stated is such letter, telegram or communication that it is to constitute a part of this Agreement and is to be attached as an amendment to this Agreement and is signed by the parties to this Agreement.


     9.	Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the state of Georgia.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.




Global TeleMedia International, Inc.



Date
McClain
President and Chief Executive Officer




I.W. Miller & Co., Inc.



I.W. Miller, President

Date

                                EXHIBIT 4(h)

                     Agreement between F.P.I., Inc. and
                      the Company dated April 24, 1996.

     This Agreement is entered into effective as of April 24, 1996, by and between GLOBAL TELEMEDIA INTERNATIONAL, INC., a Florida corporation, with offices at 1121 Alderman Drive, Alpharetta, Georgia 30202 (the"'Company"), and F.P.I., Inc., an Illinois corporation, with offices at 1176 Oxford Court, Highland Park, Illinois 60035 ("FPI").

RECITALS:

     WHEREAS,. the Company is a publicly-owned corporation with its common stock currently being traded on the NASDAQ OTC Stock Market under the symbol "GTMI; and

     WHEREAS, the Company desires to the services of FPI for purposes of providing assistance and advice to the Company in the areas of public, stockholder and stock broker relations and communications, and

     WHEREAS, FPI desires to provide such services to the Company in exchange for shares of the Company's common stock and a warrant to purchase additional shares of such stock,

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the parties agree as follows:

     I. Engagement; Services. The Company hereby engages the services of FPI and FPI hereby accepts such engagement upon the terms and conditions of this Agreement. FPI will provide assistance and advice to the Company with respect to public, stockholder and stock broker relations and ommunications, including, without limitation, if requested by the Company:

          a.     Preparation of "shareholder kits;"

          b.    Assisting in the design of the Company's annual reports;

          c. Assisting in the organization of and participation in, various meetings to publicize the Company within the financial community, including broker meetings, investment banking meetings, exchange meetings, etc.; and

          d. Otherwise assisting the Company in its relations and communications with the public, stockholders, and the financial (stock brokerage) community.

     2.   Payment

          a. In consideration of the services rendered by FPI under this agreement, the Company shall issue and deliver to FPI (i) upon execution of this agreement, a to warrant to purchase 250,000 shares of the common stock of the Company (the "FPI Warrant"), and (ii) upon the effectiveness of the registration statement referred to in Section 2(b) hereof 250,000 shares of the Company's common stock-The shares of common stock of the Company when issued to FPI to the exercise of the FPI Warrant and pursuant to subparagraph 2(a)(ii) above, will be validly issued, fully paid and nonassessable. The FPI Warrant shall be substantially in the form of
Exhibit I attached hereto.

          b. The Company will file with the Securities and Exchange Commission on or before the 21st day after the date of this Agreement, and secure effectiveness of a registration statement on Form S-8 which shall include the shares of the common stock of the Company which are issuable pursuant to the exercise of the FPI Warrant and which are to be issued to FPI pursuant to subparagraph 2(a)(ii) hereof and shall file such aforesaid amendments and amended and supplemented prospectuses to or with the aforesaid registration statement from time to time so that the latest available prospectus will continue to meet the requirements of Section 10 of the Securities Act to the end of the period during which the FPI Warrant may be exercised.

     3. Term, Termination. The term of this eat shall be for a period of one year from the date hereof

     4.   Disclosures.   The officers and directors of the Company shall retain
the exclusive right and responsibility to approve all written or media
communications or disclosures regarding the   Company prior to their
dissemination by FPl. FPI shall make no disclosures, verbal or written representations regarding the Company's affairs, business, management, financial condition or otherwise, unless such disclosure is either:

          (a) contained in a form report or registration statement duly filed by the Company with the Securities and Exchange Commission (the "Commission");

          (b) contained in a public press release duly authorized by an officer or director of the Company; or

          (c) contained in a letter, memorandum or other written communication between the Company and its stockholders or PI which includes authorization for dissemination. The Company agrees to keep FPI informed of all reportable events and developments affecting the Company and to promptly provide copies of all public filings made by the Company with the Commission. Notwithstanding the foregoing, FPI shall not be deemed to be responsible to make any disclosures on behalf of the Company and shall be under no obligation to disseminate any information regarding the Company unless agreed to by the Company and FPI.

     5.     Representations and Warranties.

          a. The Company hereby represents and warrants to FPI that it is a duly organized and validly existing corporation under the laws of the State of Florida, with full power and authority to carry out the provisions of this Agreement, and that the actions to be performed by it under this Agreement have been duly authorized by all necessary corporate action on the part of the Company.

          b. FPI hereby represents and warrants to the Company that it is a duly organized and validly existing corporation organized under the laws of the State of Illinois, with full power and authority to carry out the provisions of this Agreement, and that the actions to be performed by it under this Agreement have been duly authorized by all necessary corporate action on the part of FPI.

     6. Indemnification The Company agrees to indemnify, defend and hold harmless FPI each officer and director of FPI and each person, if any, who controls FPI from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, (i) all sums
paid   in  settlement  of  litigation  or  threatened litigation effected with the written consent of the Company and (ii) all expenses, including attorneys' fees, and court costs reasonably incurred in investigating claims and defending or preparing to defend against litigation or threatened litigation) arising out, of or based upon actions of the Company done pursuant to the advice of FPI pursuant to this Agreement; provided, however, that the Company shall not be required to so indemnify, defend, or hold harmless
any   persons  whose  own  actions  or  conduct  caused or contributed to such loss, liability, claim, damage, or expense in violation of the terms of this Agreement, or otherwise without the direction or consent of the Company.

     7. Relationship of the Parties. Neither the execution and delivery of this Agreement nor the performance by either party of any provision hereof shall constitute or be deemed or construed to constitute either of the parties hereto a partner, joint venturer, agent or employee of the other. Neither party shall have the right to bind orobligate the other to any debts, liabilities or obligations.

     8. Securities Representations. FPI hereby represents that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended. FPI further
represents that it is acquiring   the  warrants  solely  for  its own account,
investment  and  risk, and not with a view to  distribution, and   that   no
other  person  has  any  interest   in or participation in the warrants of any
right, option, security interest, pledge or other interest. FPI acknowledges that it has been furnished with or has acquired a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, that it has carefully reviewed and understands such document, and that it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and an investment therein. FPI acknowledges that it is a sophisticated investor with substantive knowledge of the Company.

     9. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective legal representatives, successors and assigns.

     10.    Governing  Law.   The validity, interpretation  and performance of
this Agreement shall be controlled by and under the laws of the State of Illinois. The parties hereto hereby consent to the jurisdiction of the Illinois courts in the event any dispute arises in conjunction herewith.

     11.	 Entire  Agreement.   This Agreement  contains  the entire  agreement
between the parties hereto and  supersedes any  prior  or concurrent written or oral agreement  between said parties concerning the subject matter contained herein.  There are no representations, agreements, arrangements or understandings,  oral  or  written,  between  or  among  the parties hereto relating to the subject matter contained  in this Agreement which have not been fully expressed herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above by the hands of their duly authorized officers.


GLOBAL TELEEDIA INTERNATIONAL, INC.


By:____________________________          Title:______________________

F.P.I., INC.


By:____________________________           Title:______________________

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
BEEN ACQUIRED  FOR INVESTMENT AND HAVE NOT BEEN
REGISTERED PURSUANT TO THE SECURITIES ACT OF  1933 OR
 ANY  APPLICABLE  STATE STATUTES.  SUCH SECURITIES MAY
NOT  BE  TRANSFERRED, SOLD,  PLEDGED,  HYPOTHECATED OR
OTHERWISE  DISPOSED  OF  WITHOUT  EITHER  AN EFFECTIVE
REGISTRATION STATEMENT RELATING TO SUCH DISPOSITION
OR AN OPINION  OF COUNSEL  SATISFACTORY TO THE COMPANY
THAT THE SECURITIES MAY BE SO DISPOSED  OF WITHOUT BEING
REGISTERED.  WARRANT TO PURCHASE 250,000 SHARES OF
COMMON STOCK OF GLOBAL TELEMEDIA INTERNATIONAL, INC.

Dated April 26, 1996

     GLOBAL TELEMEDIA INTERNATIONAL, INC., a Florida corporation,
with  offices at 1121 Alderman Drive, Suite 200, Alpharetta, Georgia   30202
(the "Company"), hereby certifies that, for value received and subject to the provisions hereinafter set forth, F.P.I., Inc. (the "Warrant Holder") is
entitled to purchase   from  the  Company  two  hundred fifty thousand (250,000)
shares of the Company's common stock,  par  value $0.04  per  share (the
"Common Stock"), at a  price  of  one dollar   ($1.00)   per   share   (the
"Exercise   Price"), exerciseable   commencing   on   the   date   hereof
(the "Commencement Date") and terminating 5:00 P.M., Georgia time, on the one year anniversary of the Commencement Date. The shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time, are hereinafter sometimes referred to as the "Warrant Shares".

     1. Exercise. This Warrant may be exercised, in whole or in part, only by the Warrant Holder by presentation and surrender of this Warrant to the Company at its principal office with the subscription form attached hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. If this Warrant shall be exercised only in part, then the Company, upon surrender of this Warrant for cancellation, shall deliver a new Warrant evidencing the rights of the Warrant Holder to purchase the balance of the Warrant Shares to which the Warrant Holder is entitled. The Company shall not be required to issue any fraction of a share upon the exercise of this Warrant. If any fractional interest in a share shall be deliverable upon the exercise of this Warrant, then the Company shall make an adjustment therefor in cash equal to such fraction multiplied by the fair market value of the Common Stock as determined by the Company's Board of Directors.

     2.	Title.   This  Warrant may not be sold, transferred  or hypothecated, and  title to this  Warrant  and  all  rights hereunder are not transferable.

     3.	Covenants.   The above provisions are  subject  to the following:

           a. Any certificate(s) for Warrant Shares issued upon the exercise of this Warrant shall bear the following legend:

     "The securities represented by this certificate have been acquired for investment and have not been registered pursuant to the Securities Act of 1933, as amended,  or any applicable  state statutes.  Such shares may  not
be   sold, transferred, pledged, hypothecated, or otherwise disposed of without either an effective registration statement relating to such disposition or any opinion of counsel satisfactory to the Company that the securities may be so disposed of without being registered."

          b. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of this Warrant, upon issuance, shall be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, without limiting the generality of the foregoing, the company covenants and agrees that, from time to time, it will take any such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective purchase price per share of the Common Stock issuable pursuant to this Warrant.The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

     c. If, at any time prior to the expiration date of this Warrant and prior to the exercise hereof, the Company shall (I) declare or pay to the holders of Common Stock a dividend payable in any kind of shares of stock of the Company; (ii) change, divide, or otherwise reclassify the Common Stock into the same or a different number of shares with or without par value, or into shares of any class or classes; (iii) consolidate or merge with, or transfer its property as an entirety or substantially as an entirety to, any other corporation; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital, then, upon subsequent exercise of this Warrant, the Warrant Holder shall receive, in addition to or in substitution for the shares of Common Stock to which he would otherwise be entitled upon such
exercise, such additional  (or  lesser) shares   of  stock  or  script  of  the
company,  or   such reclassified shares of stock of the company, or such shares of the securities or property of the Company resulting from such consolidation, merger, or transfer, or such assets of the Company, which he would have been entitled to receive had he exercised this Warrant prior to the happening of any of the foregoing events. Nothing contained herein shall require the Company to segregate or otherwise set aside any particular asset for possible distribution to the Warrant Holder upon exercise of this Warrant subsequent to a liquidation, partial or otherwise.

     d. The company agrees that during the period ending 21 days after the Commencement Date, it shall file, at its own expense, a Registration Statement on Form S-8 covering the Warrant Shares. The Company shall promptly give the Holder written notification of the effectiveness of such Registration Statement under the Securities Act.

     4. Securities Laws. In connection with the issuance to the Warrant Holder of this Warrant, the Warrant Holder agrees to execute an investment letter in such form as reasonably requested by the Company and its counsel and as
may  be required  to  comply  with  federal  and  applicable   state securities
laws.   Upon any issuance of  shares  of  Common Stock  upon  exercise  of this Warrant, it shall be the Company's responsibility to comply with the requirements of (a) the Securities Act of 1933, as amended; (b) the Securities Act of 1934, as amended; (c) any applicable listing requirements of any national securities exchange; (d) any state securities regulation or
"Blue Sky" laws; and (e) requirements  under  any  other  law   or   regulation
applicable to the issuance or transfer of such shares. In connection with each issuance of shares of Common Stock upon exercise of this Warrant, the Warrant Holder shall give, if required by the Company, (i) assurances in writing, satisfactory to the Company, that such shares are not being purchased with a view to the distribution thereof in violation of applicable laws; (ii) sufficient information, in writing, to enable the Company to rely on exemptions from the registration or qualification requirements of applicable laws, if available, with respect to such exercise; and (iii) its cooperation to the Company in connection with such compliance.

     5. Subscription. The Warrant Holder shall not be entitled, by virtue hereof, to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant and are not enforceable against the Company, except to the extent set forth herein.

     6.	Survival.   The various rights and obligations  of  the Warrant  Holder and the company, as set forth in Sections 3 and 4 hereof, shall survive the exercise of this Warrant, and upon the exercise and surrender of this Warrant, the Company, if requested, shall deliver to the Warrant Holder its written acknowledgment of its continuing obligations under said Sections.

     7.	Notice.   All notices required by this  Warrant  to be given to or made by the Company shall be given or made by certified mail, return receipt requested, addressed to the Warrant Holder or the Company at his or its respective address as set forth above.

     8.		Loss   or  Destruction.   Upon  receipt  of   evidence satisfactory to
the Company of the loss, theft, destruction, upon delivery of an indemnity agreement satisfactory in form and  amount  to  the Company or, in the  case of  any  such mutilation, upon surrender and cancellation of this Warrant, the
Company, at its expense, will execute and  deliver,  in lieu thereof, a new
Warrant of like tenor.

     9. Amendment: Waiver of Provisions. This Warrant may not be amended by or _____ compliance with any provision hereof waived except pursuant to a written instrument signed by the parties hereto.



GLOBAL TELEMEDIA INTERNATIONAL, INC.
By: ___________________________________
      Rod McClain, Chief Executive Officer

                              EXHIBIT 4(i)

       Agreement between Southstar Financial Services, Inc. and
                    the Company dated April 11, 1996.

GLOBAL TELEMEDIA
INTERNATIONAL, INC.



                                                         April 11, 1996



Southstar Financial Services, Inc.
6960 Hunters Branch Close
Atlanta, Georgia  30328

	Re:     Consulting Agreement

Dear Gentlemen:

     Formalizing our earlier discussions, this is to acknowledge and confirm the terms of our Management Consulting Agreement ("Consulting Agreement") as follows:

     1.	Appointment of Southstar Financial Services, Inc. Global
TeleMedia International, Inc. ("Global") hereby engages Southstar Financial Services, Inc. and Southstar Financial Services, Inc. hereby agrees to render services to Global as a management consultant, strategic planner and advisor.

     2.	Duties.  During the term of this Agreement, Southstar Financial
Services, Inc. shall provide advise to, undertake for and consult with the Company and will act in the capacity of a financing liaison on behalf of the Company concerning preparation, assembly and presentation of financing documentation to lending institutions to assist the Company in obtaining financing for its real property.

     3.	Term.  The term of this Consulting Agreement shall be for a one year period commencing on the date hereof.

     4.	Compensation.  As compensation for its services hereunder,
Southstar Financial Services, Inc. shall be issued 25,000 shares of Common Stock (the "Shares") of Global TeleMedia International, Inc. Investment restrictions shall be noted against the Shares.

     5.	Expenses.  Southstar Financial Services, Inc. shall be entitled to reimbursement by Global of such reasonable out-of-pocket expenses as Southstar Financial Services, Inc. may incur in performing services under this Consulting Agreement. Any expenses shall be approved in advance with Global.

     6.	Registration.  Global agrees to provide Southstar Financial Services,
Inc. with registration rights at Global's cost and expense and include the Shares in a registration statement to be filed by Global with the Securities and Exchange Commission within the proximate future.

     7.	Confidentiality.  Southstar Financial Services, Inc. will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the term of this Consulting Agreement, any trade secrets or other information designated as confidential by Global which is acquired by Southstar Financial Services, Inc. in the course of its performing services hereunder. (A trade secret is information not generally known to the trade which gives Global an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning the filing or pendency of patent applications.)

     8.	Independent Contractor.  Southstar Financial Services, Inc. and
Global hereby acknowledge that Southstar Financial Services, Inc. is an independent contractor. Southstar Financial Services, Inc. shall not hold itself out as, nor shall it take any action from which others might infer, that it is a partner of, agent of or a joint venturer of Global.

     9.	Miscellaneous.  This Consulting Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and upersedes and cancels any prior communications, understandings and agreements between the parties. This Consulting Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties. This Consulting Agreement shall be governed by the laws of the State of Florida. In the event of any dispute as to the terms of this Consulting Agreement, the prevailing party in any litigation shall be entitled to reasonable attorneys' fees.

     Please confirm that the foregoing correctly sets forth our understanding by signing the enclosed copy of this letter where provided and returning it to us at your earliest convenience.

                                    Very truly yours,

                                    GLOBAL TELEMEDIA INTERNATIONAL, INC.


                                    By:_______________________________________
                                       Roderick A. McClain
                                       President and Chief Executive Officer


ACCEPTED AND AGREED TO as
of the 11th day of April, 1996.
Southstar Financial Services, Inc.

By:
Name:
Title:

                                  EXHIBIT 4(J)

       Addendum to Emploment Agreement between Gregory R. Catinella and the Company dated February 1, 1996.

	AMENDMENT NUMBER ONE (1)

	TO

	Employment Contract Dated November 1, 1995
	Between
	Global TeleMedia International, Inc.
	and
	Gregory R. Catinella


     This Amendment Number One (1) dated February 1, 1996 to that certain Employment Agreement dated November 1, 1995 by and between Global TeleMedia International, Inc. and Gregory R. Catinella shall be amended as follows

     Article 2. shall be amended to include new Article 2.5 as follows:

     2.	Compensation.

          2.5 Employer hereby grants to employee the right to purchase 50,000 warrants and options in Global TeleMedia International, Inc. for the sum of $1.00 per warrant. These warrants must be exercised, in whole or in part, no late than January 31, 1997. In order to receive said warrant options, Employee must remain in the employ of Global TeleMedia International, Inc. through January 31, 1997.

     All other terms and conditions of the original agreement dated November 1, 1995 shall remain in full force and effect.


GLOBAL TELEMEDIA INTERNATIONAL, INC.           	GREGORY R. CATINELLA



By:	                                          		By:

Its:	President and Chief Executive Officer

                              EXHIBIT 4(k)

       Addendum to Emploment Agreement between Melissa Hart and
                    the Company dated February 1, 1996.

	AMENDMENT NUMBER TWO (2)

	TO

	Employment Contract Dated May 25, 1995
	Between
	Global TeleMedia International, Inc.
	and
	Melissa D. Hart


     This Amendment Number One (1) dated February 1, 1996 to that certain Employment Agreement dated May 25, 1995 by and between Global TeleMedia International, Inc. and Melissa Hart shall be amended as follows

     Article 2. shall be amended to include new Article 2.5 as follows:

     2.	Compensation.

          2.5 Employer hereby grants to employee the right to purchase 25,000 warrants and options in Global TeleMedia International, Inc. for the sum of $1.00 per warrant. These warrants must be exercised, in whole or in part, no later than January 31, 1997. In order to receive said warrant options, Employee must remain in the Employ of Global TeleMedia International, Inc. through January 31, 1997.

     All other terms and conditions of the original agreement dated May 25, 1995 shall remain in full force and effect.


GLOBAL TELEMEDIA INTERNATIONAL, INC.			         MELISSA HART



By:	                                          		By:

Its:	President and Chief Executive Officer

                              EXHIBIT 4(l)

    Addendum to Emploment Agreement between Geoffrey F. McClain and the Company dated February 1, 1996.

	AMENDMENT NUMBER ONE (1)

	TO

	Employment Contract Dated September 1, 1995
	Between
	Global TeleMedia International, Inc.
	and
	Geoffrey F. McClain


     This Amendment Number One (1) dated February 1, 1996 to that certain Employment Agreement dated May 25, 1995 by and between Global TeleMedia International, Inc. and Geoffrey F. McClain shall be amended as follows

     Article 2. shall be amended to include new Article 2.5 as follows:

     2.	Compensation.

          2.5 Employer hereby grants to employee the right to purchase 50,000 warrants and options in Global TeleMedia International, Inc. for the sum of $1.00 per warrant. These warrants must be exercised, in whole or in part, no later than January 31, 1997. In order to receive sair warrant options, Employee must remain in the employ of Global TeleMedia International, Inc. through January 31, 1997.

     All other terms and conditions of the original agreement dated September 1, 1995 shall remain in full force and effect.


GLOBAL TELEMEDIA INTERNATIONAL, INC.      			GEOFFREY F. MCCLAIN




By:	                                       		By:

Its:	President and Chief Executive Officer

                                EXHIBIT 4(m)

        Addendum to Emploment Agreement between Herbert S. Perman and the Company dated February 1, 1996.

	AMENDMENT NUMBER ONE (1)

	TO

	Employment Contract Dated October 1, 1995
	Between
	Global TeleMedia International, Inc.
	and
	Herbert S. Perman


     This Amendment Number One (1) dated February 1, 1996 to that certain Employment Agreement dated October 1, 1995 by and between Global TeleMedia International, Inc. and Herbert S. Perman shall be amended as follows

     Article 2. shall be amended to include new Article 2.5 as follows:

     2.	Compensation.

          2.5 Employer hereby grants to employee the right to purchase 50,000 warrants and options in Global TeleMedia International, Inc. for the sum of $1.00 per warrant. These warrants must be exercised, in whole or in part, no later than January 31, 1997. In order to receive said warrant options, Employee must remain in the employ of Global TeleMedia International, Inc. through January 31, 1997.

     All other terms and conditions of the original agreement dated October 1, 1995 shall remain in full force and effect.


GLOBAL TELEMEDIA INTERNATIONAL, INC.       			HERBERT S. PERMAN




By:	                                        		By:

Its:	President and Chief Executive Officer

                                  EXHIBIT 4(n)

           Addendum to Emploment Agreement between Michael Rogers and the Company dated February 1, 1996.

	AMENDMENT NUMBER ONE (1)

	TO

	Employment Contract Dated October 1, 1995
	Between
	Global TeleMedia International, Inc.
	and
	Mike Rogers Hart


     This Amendment Number One (1) dated February 1, 1996 to that certain Employment Agreement dated October 10, 1995 by and between Global TeleMedia International, Inc. and Mike Rogers shall be amended as follows

     Article 2. shall be amended to include new Article 2.5 as follows:

     2.	Compensation.

          2.5 Employer hereby grants to employee the right to purchase 25,000 warrants and options in Global TeleMedia International, Inc. for the sum of $1.00 per warrant. These warrants must be exercised, in whole or in part, no later than January 31, 1997. In order to receive said warrant options, Employee must remain in the Employ of Global TeleMedia International, Inc. through January 31, 1997.

     All other terms and conditions of the original agreement dated October 10, 1995 shall remain in full force and effect.


GLOBAL TELEMEDIA INTERNATIONAL, INC.    			MIKE ROGERS




By:	                                     		By:

Its:	President and Chief Executive Officer

                                 EXHIBIT 4(o)

                     Agreement between Milton Barbarosh and
                         the Company dated March 22, 1996.




Stenton Leigh Group
1900 Corporate Blvd., Suite 305 West
Boca Raton, Florida  33431
Telephone (407) 241-9921   Telecopier (407) 241-7011

March 22, 1996


PRIVATE AND CONFIDENTIAL

Mr. Rod McClain, CEO
Global Telemedia International, Inc.
500 Northridge Road
Suite 780
Atlanta, GA  30350

          Re:     Advisory Services

Dear Mr. McClain

     Pursuant to our conversations and meetings, we at Stenton Leigh Capital Corp. ("SL" or the "Consultant") are pleased to provide you with this Letter Agreement to have Milton Barbarosh, individually act as an advisor to Global Telemedia International, Inc. and its subsidiaries, affiliates and associates (collectively "GTMI" or the "Company") in order to assist in its possible merger or sale of all or part of the Company.

     I.  CONSULTANT SERVICES

          1. Employment. The Company hereby retains the Consultant, and the Consultant hereby accepts such engagement and hereby agrees to become a consultant and advisor to the Company on the terms and subject to the conditions hereinafter set forth.

          2.  Services.

                    (a) The services to be performed by the Consultant for and on behalf of the Company hereunder shall include:

                    (i) make itself available for consulting including but not limited to aiding and assisting the Company in various strategic planning and corporate matters relative to a possible merger or sale of all or part of the
Company:

                  (ii) rendering advice to the Company concerning the general business approaches in the financial markets which could be followed to meet the Company's acquisition or merger plans. This will include review and discussion of the Company's business plan; and

                (iii) perform such other lawful consulting and advisory services relating to such aspects of the Company, its management, operation and development as the principal executive, financial sales and/or operating officer(s) of the Company may reasonably request consistent with the provisions of the Agreement (hereinafter collectively referred to as the "Services").

          3. Devotion of Time. The Consultant shall devote such time and skill to the performance of the Services as, in the Consultant's sole discretion, shall be necessary to accomplish the same. In this regard, it is hereby specifically agreed that the Consultant shall not be required to devote any specified minimum number of hours per week of Services to the Company.

          4. Independent Contractor. The Consultant shall be, and be deemed to be, an independent contractor in the performance of the Consultant's duties hereunder. The Consultant shall not, by reason of this Agreement or the performance of the Consultant's duties hereunder, be or be deemed to be, and employee, agent, partner, co-venturer or controlling person of the Company;
the Consultant shall have no power to enter into any agreement on behalf of or otherwise bind the Company; and the Fee shall be paid in gross without any deductions for Federal and/or State withholding taxes. The Consultant shall not have, or be deemed to have, any fiduciary obligation or duties to the Company. The Consultant shall be free to pursue, conduct and carry on for the Consultant's own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as the Consultant, in the Consultant's sole, absolute and unfettered discretion, may elect.

     II.  COMPENSATION

     In consideration for the performance of Services, the Company shall pay to the Consultant and the Consultant hereby accepts the following fees as compensation for the Services to be rendered under this Agreement.

          1.  Out-of-Pocket Disbursements

          The Company shall reimburse SL for out-of-pocket expenses incurred in the performance of its responsibilities outlined above. Any single expense over $250.00 will be pre-approved by GTMI.

           2.  Advisory Fees

           The Company shall pay to Milton Barbarosh 75,000 voting common shares of GTMI immediately upon the execution of this Agreement. These shares shall be registered in a timely fashion under a Form S-8 filing with the SEC to make these shares freetrading.

           3.  Other Services

           This Agreement covers only those services outlined above. Should additional services be requested, SL may charge separately for each additional service.

     III.  TERMINATION

          SL's services may be terminated at any time upon written notice. If SL's services are terminated, SL will be entitled to receive and retain the portion of any compensation payable pursuant to Section II above, including any accrued but unpaid fees, to the end of such required payment term.

         The termination of this Agreement shall be without liability or continuing obligation to the Company or to SL, except as provided in this Agreement including specifically any indemnity and related expense reimbursement provisions contained herein which shall remain operative and in full force and effect regardless of any termination.

     IV.  INDEMNIFICATION

          In addition to the compensation which the Company has agreed to pay to SL for the services performed, the Company also agrees to indemnify and hold harmless SL and related persons and entities all as set forth in Schedule I attached hereto and made a part hereof.

     V.  DISCLOSURE

          Any advice rendered by SL pursuant to this Agreement may not be disclosed publicly in any manner without the prior written approval of SL.

          SL is not registered as a broker or dealer under The Securities Act of 1934, and certain transactions contemplated herein may require the retention of same to consummate such transactions.

          All data on business opportunities are provided for information purposes only. No representation is made by SL as to the accuracy of any data provided. SL encourages GTMI to thoroughly review and independently verify to GTMI's own satisfaction that any data provided are substantially representative of the business activity of such entity and can be relied upon when consideration a transaction with such entity. GTMI acknowledges that GTMI has been advised to seek the independent counsel of an attorney and/or accountant to verify the information supplied by SL and to examine any and all applicable documentation relevant to the transaction.

     VI.  ENTIRE AGREEMENT

          This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings, and agreements between the parties relating to such subject matter. This Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties.

     VII.  GOVERNING LAWS AND JURISDICTION

          This Agreement shall be governed by the laws of the State of Florida, and any dispute arising out of this Agreement shall be adjudicated in the courts of the State of Florida, Palm Beach County. The parties specifically agree as a matter of substance and express their intention to submit any controversy or claim arising out of or relating to this Contract, or the breach thereof, to resolution by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (A.A.A.) A judgment upon any award rendered by the arbitrators shall be entered by a court having subject matter jurisdiction therein and all parties expressly waive any challenge to the use of arbitration in accordance with this Paragraph. The parties hereto agree that jurisdiction and venue for the entry of judgment upon said arbitration award shall be in Palm Beach County, Florida. The arbitrators are directed to award the expenses of the arbitration including required travel and other expenses of the arbitrators and any representatives of the arbitrator's costs, the costs and charges of the A.A.A., all reasonable attorney's fees and costs, to the prevailing party in the arbitration. In such event, no action shall be entertained if filed more than one year subsequent to the date the cause(s) of action actually occurred regardless of whether damages were otherwise as of said time calculable. In the event SL must retain counsel to recover payment as contemplated herein, GTMI hereby agrees to reimburse SL for all costs and expenses associated with such endeavor.

     VIII.  ACCEPTANCE

          Please confirm that the foregoing is in accordance with your understanding by signing upon behalf of the Company and returning to SL at SL's Boca Raton office, 1900 Corporate Blvd., Suite 305 West, Boca Raton, Florida 33431, the duplicate of this Agreement. This offer of services is available until April 10, 1996 unless extended at the sole discretion of SL.

Yours very truly,

STENTON LEIGH CAPITAL CORP.
Milton H. Barbarosh
Chief Executive Officer
MHB/lbc
Attachments
Acknowledged and accepted this 22 day of March, 1996.
______________________________
Mr. Rod McClain, CEO & President Global Telemedia International, Inc.

                                                      EXHIBIT 24(a)

                          Consent of Independent Certified Public Accountants
                                                  Tauber & Balser, P. C.

Tauber & Balser, P.C.
Certified Public Accountants
3340 Peachtree Road, NE
Atlanta, Georgia 30326-1026





CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation in the Registration Statement on Form S-8, dated May 2, 1996, of Global Telemedia International, Inc. of our report dated April 15, 1996, included in the 1995 Annual Report of Global Telemedia International, Inc. on Form 10-KSB.



Tauber & Balser, P.C.
Atlanta, Georgia
May 3, 1996

                                                  EXHIBIT 5

              Opinion of Bruce Brashear relating to the issuance of shares of common stock pursuant to the above agreement

May 2, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

	RE:	Registration Statement on Form S-8
		Global Telemedia International, Inc.


Gentlemen:

     I have acted as counsel for Global Telemedia International, Inc. (the "Company") in connection with the proposed offering to the following consultants and employees by the Company:

	Golden Holdings International, Inc.
	Bruce Baker
	James Connell
	I.W. Miller Company
	Milton Barbarosh
	F.P.I., Inc.
	Alphatronix, Inc.
	Jim Devaney
	Joe Nolan
	Barrow Street Research, Inc.
	Madison Research & Associates, Inc.
	Southstar Financial Services, Inc.
	Gregory R. Catinella
	Melissa Hart
	Geoffrey F. McClain
	Herbert S. Perman
	Michael Rogers

of common shares and warrants for common shares of Two Million One Hundred Fifty-Five Thousand (2,330,000) shares of the Company's Common Stock, $.004 par value (the "Common Stock"). In connection with the proposed offering and above-described registration statement, I have reviewed the following:

     1. The Certificate of Incorporation and amendments thereto of the Company;

     2. The By-Laws and amendments thereto of the Company;

     3. The minute books of the Company; and

     On the basis of such investigation and the examination of such other records as I deemed necessary, I am of the opinion that:

     a) the Company has been duly incorporated and is validly existing under the laws of the State of Florida; and

     b) The 2,330,000 shares of Common Stock issuable to the consultants and employees have been duly authorized and will be legally issued by the Company and will be fully paid and nonassessable.

     I consent to the filing of this opinion as an Exhibit for the purpose of registering all or a portion of the Common Shares described in the Registration Statement on Form S-8 under the relevant state securities laws.

						Sincerely,



						Bruce Brashear, Esq.